                                                                    EXHIBIT 21.1

COMPANY NAME--OWNED BY                                                                            INCORPORATED
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
QAD Inc.                                                                                      California
  QAD ASIA Limited                                                                            Hong Kong
  Qad Brazil, Inc.                                                                            Delaware
  QAD.china Inc.                                                                              Delaware
  QAD Europe B.V.                                                                             Netherlands
    Integral Software Beteilisgungs GmbH                                                      Germany
    Integral Software & Services GmbH                                                         Germany
    Integral Informationstechnik GmbH (2)                                                     Germany
    QAD Aktiebolag                                                                            Sweden
    QAD.united kingdom Limited                                                                United Kingdom
    QAD France eurl                                                                           France
    QAD Eastern Europe SP.z.oo                                                                Poland
  QAD.germany GmbH                                                                            Germany
  QAD. Holdings Inc.                                                                          Australia
    QAD Australia Pty. Limited                                                                Australia
  QAD India, Inc.                                                                             Delaware
  QAD.japan k.k.                                                                              Japan
  QAD.Latin America S.A. de C.V.                                                              Mexico
  QAD.mexico S.A. de C.V.                                                                     Mexico
  QAD Software e Aplicativos Limitada (1)                                                     Brazil
  QAD USVI, Inc.                                                                              Virgin Islands

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(1) Owned 99.99% by QAD Brazil Inc., 0.01% by QAD Inc.

(2) 42% owned by unrelated third parties